Exhibit No. 12(3)(b)
Certification of Periodic Financial Report
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned officers, being the duly elected and acting President and Treasurer of Homestead Funds, Inc. (the “Fund”), hereby certify that, with respect to the Form N-CSR filed with the Securities and Exchange Commission for the period ended June 30, 2005, such Form N-CSR complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.
Dated: August 24, 2005
/s/ Peter R. Morris
Name: Peter R. Morris
Title: President
/s/ Sheri Cooper
Name: Sheri Cooper
Title: Treasurer